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                                                                  Exhibit 23.2


                      CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Experts," "Summary Historical and Pro Forma Consolidated Financial Data of OSCA" and "Selected Historical Financial Data of OSCA" and to the use of our report dated February 21, 2001, in the Registration Statement on Form S-4 and related Prospectus of OSCA, Inc. for the registration of 900,000 shares of its Class B common stock.

                                        /s/ Ernst & Young LLP


Indianapolis, Indiana
May 25, 2001